Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Adagio Medical Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the 2024 Equity Incentive Plan	457(c)and 457(h)	4,465,005 (2)	$2.97 (3)	$13,261,064.85	$0.00015310	$2,030.27
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the 2024 Equity Incentive Plan	457(h)	7,587(4)	$8.97(5)	$68,055.39	$0.00015310	$10.42
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the 2024 Key Employee Equity Incentive Plan	457(c)and 457(h)	3,354,444(6)	$2.97(3)	$9,962,698.68	$0.00015310	$1,525.29
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the 2024 Employee Stock Purchase Plan	457(c)and 457(h)	441,293(7)	$2.52(8)	$1,114,044.18	$0.00015310	$170.56
	Total Offering Amounts					$24,405,863.10		$3,736.54
	Total Fees Previously Paid							$-
	Total Fee Offsets							$-
	Net Fee Due							$3,763.54

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall automatically also cover any additional shares of the Registrant’s common stock that become issuable under the Adagio Medical Holdings, Inc. 2024 Equity Incentive Plan (“2024 EIP”), 2024 Key Employee Equity Incentive Plan (“2024 KEEIP”), and 2024 Employee Stock Purchase Plan (“2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Represents shares of Common Stock reserved for issuance under the 2024 EIP as of the date of this Registration Statement, excluding the 7,587 shares already issued to existing optionholders in connection with the transactions contemplated by the Business Combination Agreement, dated as of February 13, 2024, by and among ARYA Sciences Acquisition Corp. IV, Adagio Medical Holdings, Inc. (f/k/a Aja HoldCo, Inc.), Adagio Medical, Inc., and the other parties thereto, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024 (the “Business Combination Agreement”).

(3)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.97, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Capital Market (“Nasdaq”) on October 3, 2024 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)

Represents 7,587 shares of Common Stock subject to outstanding awards under the 2024 EIP that were issued to existing optionholders in connection with the transactions contemplated by the Business Combination Agreement.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $8.97 per share, the weighted-average exercise price of stock option awards outstanding under the 2024 EIP as of the date of this Registration Statement.

(6)	Represents shares of Common Stock reserved for issuance under the 2024 KEEIP as of the date of this Registration Statement.
(7)	Represents shares of Common Stock reserved for issuance under the 2024 ESPP as of the date of this Registration Statement.
(8)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.52, which is 85% of the average of the high and low prices of shares of Common Stock on Nasdaq on October 3, 2024 (such date being within five business days of the date that this Registration Statement was filed with the SEC). Pursuant to the 2024 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of the Common Stock on the first trading day of the offering period.